UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2019

TRITON INTERNATIONAL LIMITED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Bermuda	001-37827	98-1276572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon's Court, 22 Victoria Street Hamilton HM12, Bermuda
(Address of Principal Executive Offices, including Zip Code)

Telephone: (441) 294-8033
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 25, 2019, Triton International Limited (the “Company”) held its Annual General Meeting of Shareholders (“Annual Meeting”). At the Annual Meeting, the shareholders of the Company voted on (i) the election of ten directors to serve on the Company’s Board of Directors until the 2020 Annual General Meeting of Shareholders or until their respective successors are elected and qualified, (ii) an advisory vote on the compensation of the Company’s Named Executive Officers and (iii) ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, all of which are described in the Company’s Proxy Statement for the Annual Meeting.

The voting results on the election of ten directors were as follows:

	Number of Shares
Nominee	For	Withheld	Broker Non-Votes
Brian M. Sondey	58,593,484	1,053,519	10,259,194
Robert W. Alspaugh	59,308,408	338,595	10,259,194
Karen Austin	59,407,258	239,745	10,259,194
Malcolm P. Baker	59,337,570	309,433	10,259,194
David A. Coulter	59,112,300	534,703	10,259,194
Claude Germain	59,210,578	436,425	10,259,194
Kenneth Hanau	59,335,127	311,876	10,259,194
John S. Hextall	59,402,081	244,922	10,259,194
Robert L. Rosner	59,068,067	578,936	10,259,194
Simon R. Vernon	59,398,885	248,118	10,259,194

The voting results on the advisory vote on the compensation of the Company’s Named Executive Officers were as follows:

Number of Shares
For	Against	Abstain	Broker Non-Votes
58,516,900	926,819	203,284	10,259,194

The voting results on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 were as follows:

Number of Shares
For	Against	Abstain	Broker Non-Votes
69,247,987	503,308	154,902	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triton International Limited

Date: April 30, 2019	By:	/s/ John Burns
		Name:	John Burns
		Title:	Chief Financial Officer